Exhibit 23.2

Yusufali & Associates, LLC
Certified Public Accountants & IT Consultants
AICPA, HITRUST, PCAOB, PCIDSS, & ISC2 Registered

55 Addison Drive

Short Hills, NJ 07078

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of ANEW Medical, Inc.

13576 Walnut Street

Omaha, NE 68144

We hereby consent to the filing of Form S-1, Registration Statement Dated September 4, 2024.

/s/ Yusufali Musaji

Yusufali Musaji Managing Partner

Yusufali & Associates, LLC Short Hills, NJ 07078

September 4, 2024

PCAOB registration # 3313
We have served as the company’s auditor since 2024